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                                                                    EXHIBIT 23.6



     CONSENT OF PERSONS ABOUT TO BECOME DIRECTORS OF HORIZON BANCORP, INC.



     We, the undersigned, do hereby consent to the naming of us as individuals who are about to become directors of Horizon Bancorp, Inc. in Amendment No. 1 to the Registration Statement Form S-4 and the related Prospectus of Horizon Bancorp, Inc. for the registration of 1,818,000 shares of its common stock.



     Dated: June 13, 1996.



                                          /s/ JOHN M. ALDERSON, IV
                                          ------------------------


                                              John M. Alderson, IV



                                          /s/ WILLIAM C. DOLIN
                                          ------------------------


                                              William C. Dolin



                                          /s/ CLARENCE E. MARTIN
                                          ------------------------


                                              Clarence E. Martin



                                          /s/ B.C. MCGINNIS, III
                                          ------------------------


                                              B.C. McGinnis, III



                                          /s/ JACK MCGINNIS
                                          ------------------------


                                              Jack McGinnis



                                          /s/ THOMAS L. MCGINNIS
                                          ------------------------


                                              Thomas L. McGinnis